SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **CICERO RESOURCES CORP.**, did on October 19, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on October 22, 2007.

ROSS MILLER
Secretary of State

By Sandra A. Kraatz
Certification Clerk

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20070716502-00
	Filing Date and Time 10/19/2007 2:45 PM
	Entity Number E0731952007-8

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	CICERO RESOURCES CORP.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC SERVICES OF NEVADA, INC. Name 502 EAST JOHN STREET — CARSON CITY — Nevada — 89706 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 150,000,000 common; 20,000,000 preferred — Par value per share: $ .00001 — Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. TOM ALEXIOU Name 2475 WEST 4TH AVE. UNIT 414 — VANCOUVER, BC — CA — V6K1P4 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: GOLF SUPPLIES
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	CSC SERVICES OF NEVADA, INC. — X [signature] Name — Authorized Signature 502 EAST JOHN STREET — CARSON CITY — NV — 89706 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — 10/19/2007 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

STATE OF NEVADA

ROSS MILLER
Secretary of State

OFFICE OF THE
SECRETARY OF STATE

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

Filing Acknowledgement

October 19, 2007

Job Number	**Corporation Number**	
C20071019-2014	E0731952007-8	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Articles of Incorporation	20070716502-00	October 19, 2007 02:45:35 PM

Corporation Name	**Resident Agent**
CICERO RESOURCES CORP.	CSC SERVICES OF NEVADA, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138